Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-53047 on Form S-8, 333-41027 on Form S-8, 333-41899 on Form S-8, 333-47080 on Form S-8, and 333-67718 on Form S-8 of C.H. Robinson Worldwide, Inc. of our report dated January 31, 2003 (March 13, 2003 as to the litigation settlements described in Note 8), relating to the consolidated financial statements of C.H. Robinson Worldwide, Inc. as of and for the year ended December 31, 2002 which expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, described in Note 3. Such financial statements and report are included in your 2002 Annual Report to Stockholders and are incorporated herein by reference appearing in and incorporated in the Annual Report on Form 10-K of C.H. Robinson Worldwide, Inc. for the year ended December 31, 2002.

/s/     Deloitte & Touche LLP

Minneapolis, Minnesota

March 14, 2003